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                                                                  Exhibit 10.15


                              CONSULTING AGREEMENT


     This Consulting Agreement (this "Agreement") is entered into effective as of March 1, 1997 (the "Effective Date") between IPL Systems, Inc. ("IPL"), a Massachusetts corporation with its principal executive offices at 124 Acton Street, Maynard, Massachusetts, and Harris Ravine ("Consultant"), residing at

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                                    RECITALS

     A. Consultant is an outside director of IPL.

     B. IPL, on behalf of itself and its subsidiaries and successors, whether now existing or hereafter acquired or established (severally and collectively, the "Company") desires to obtain the services of Consultant in addition to Consultant's activities as a director of IPL, and Consultant is willing to render his services to the Company, upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Consultant hereby agree as follows:

                     ARTICLE 1. ENGAGEMENT AND SCOPE OF WORK

     1.1 ENGAGEMENT. Subject to the following terms and conditions, the Company hereby retains Consultant to provide such consulting services as may be requested by the Company from time to time in addition to Consultant's duties attending meetings of shareholders, directors and committees thereof in his capacity as a director of the Company, and Consultant accepts such engagement. During the term of this Agreement, Consultant agrees to provide consulting services to the Company as requested by its Chief Executive Officer, including without limitation assistance to the senior management of the Company in effecting the closing of the Agreement and Plan of Merger and Reorganization, dated as of February 28, 1997 (the "Merger Agreement"), among IPL, IPL Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IPL (the "Merger Subsidiary"), ANDATACO, a California corporation ("ANDATACO"), and
W. David Sykes.

     1.2 MINIMUM COMMITMENT. Consultant agrees to provide at least twenty (20) days of consulting services per month during the term of this Agreement. Services performed on an hourly basis shall be computed on the basis of eight working hours per day; provided, however, that (i) travel time spent in a day outside of normal working hours in connection with at least four hours of consulting services shall not be counted as consulting services, and (ii) total travel and working time in one day aggregating more than eight hours shall not be counted as more than one day of consulting services.


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                        ARTICLE 2. PAYMENTS AND INVOICES

     2.1 MONTHLY RETAINER RATE. For all services provided under this Agreement, Consultant will receive a fee at the rate of US$25,000 per month in the aggregate; provided, however, that IPL's obligation to pay Consultant will be limited to US$6,250 per month unless (and only to the extent that) the remaining US$18,750 per month to be payable by IPL is reimbursed to IPL by ANDATACO pursuant to its agreement to pay IPL an amount equal to seventy-five percent (75%) of any compensation payable by IPL to Consultant pursuant to Section 5.9 of the Merger Agreement. Consultant acknowledges and agrees that the foregoing schedule of fees shall be full compensation for Consultant's services during the term of this Agreement. Fees will be paid monthly in arrears.

     2.2 EXPENSES. Travel and related expenses incurred by Consultant in connection with the performance of services under this Agreement will be reimbursed at actual costs by the Company in accordance with general policies and procedures established by the Company from time to time. No reimbursement will be made for any expenses other than travel and related expenses incurred by Consultant during the performance of services under this Agreement unless such expenses are approved in advance by the Company. All approvals by the Company must be given or confirmed in writing; expense approvals can be requested from the Chairman of the Board, the President, the Chief Financial Officer or the Vice President of Finance of the Company.

                  ARTICLE 3. CONFIDENTIALITY AND INVENTIONS

     3.1 CONFIDENTIALITY AND INVENTIONS. Consultant has previously executed a Consultant Confidentiality and Inventions Agreement (the "Confidentiality Agreement") with the Company, and he agrees to continue to be bound by the terms of the Confidentiality Agreement.

           ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF CONSULTANT

     4.1 ABSENCE OF RESTRICTIONS. Consultant represents and warrants to the Company that he is presently under no contractual or other restrictions or obligation which is inconsistent with Consultant's execution of this Agreement or the Confidentiality Agreement or the performance of the Services, and agrees that during the Term, Consultant will not enter into any agreement, either written or oral, in conflict with this Agreement or the Confidentiality Agreement.

                       ARTICLE 5. TERM AND TERMINATION

     5.1 TERM. This Agreement shall have a term from the Effective Date to the Closing Date (as defined in the Merger Agreement).

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     5.2 TERMINATION. This Agreement shall terminate (i) upon the filing of the documents necessary to effect the merger of the Merger Subsidiary with and into ANDATACO with the Secretaries of State of the State of California and the State of Delaware or (ii) upon termination of the Merger Agreement pursuant to its terms. The Confidentiality Agreement and the provisions of Article 7 shall survive any termination of this Agreement.

                            ARTICLE 6. MISCELLANEOUS

     6.1 INDEPENDENT CONTRACTOR. Consultant is an independent contractor under this Agreement. He is not any employee or agent of the Company and as a result will not be entitled to participate in, or receive any benefit or right as an employee under any employee benefit or welfare plan of the Company nor have authority to represent or bind the Company in any manner in dealings with third parties. Consultant shall have sole responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws and for filing all required tax forms with respect to any amounts paid by the Company to Consultant hereunder. Consultant shall indemnify and hold the Company harmless against any claim or liability (including penalties) resulting from failure of Consultant to pay such taxes or contributions or file any such tax forms.

     6.2 NOTICES. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given to a party if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, to such party at its address set forth in the first paragraph or at such other address as such party shall have designated by notice in writing to the other party.

     6.3 SEVERABILITY. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, it shall not affect any other term or provision of this Agreement. If any provision in this Agreement shall be held to be excessively broad, it shall be construed by limiting it so as to be enforceable to the extent compatible with applicable law.

     6.4 CAPTIONS. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

     6.5 BINDING EFFECT. Consultant's obligations under this Agreement shall be binding upon his heirs, executors and administrators and shall inure to the benefit of the Company's successors and assigns.

     6.6 COMPLETE AGREEMENT; AMENDMENTS. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect

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to the subject matter hereof and may not be modified or amended except in a writing signed by both parties.

     6.7 RIGHTS OF PUBLICITY. The Company shall have the right to use Consultant's name and likeness in any publicity materials prepared by it and in presentations to current or prospective clients, investors and others. Consultant shall not have the right to use the Company's name in any publications or publicity materials prepared by him without obtaining the prior written consent of the Company.

     6.8 APPLICABLE LAW. This Agreement shall be considered to have been made in the United States, and shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts, United States of America, and the parties hereby submit to the jurisdiction of the courts of that state.

     6.9 NONWAIVER PROVISION. The waiver by either party hereto of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     6.10 ASSIGNMENT. Neither this Agreement nor any rights hereunder shall be assignable by either party hereto without the prior written consent of the other party.

     6.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Consultant have duly executed and delivered this Agreement as of the date first written above.

IPL SYSTEMS, INC.                              CONSULTANT



By:
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                                               [signature]
Title:
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